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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

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                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                                  ALPHARMA INC.
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             (Exact name of registrant as specified in its charter)


                  Delaware                                         22-2095212
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(State of incorporation or organization)               (I.R.S. Employer Identification No.)

One Executive Drive, Fort Lee, New Jersey                            07024
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(Address of principal executive offices)                            (Zip Code)

If this Form relates to the registration of a class of debt securities and is effective upon filing pursuant to General Instruction A.(c)(1), please check the following box. / /

If this Form relates to the registration of a class of debt securities and is to become effective simultaneously with the effectiveness of a concurrent registration statement under the Securities Act of 1933 pursuant to General Instruction A.(c)(2), please check the following box. /X/

Securities to be registered pursuant to Section 12(b) of the Act:

            Title of each class                Name of each exchange on which
            to be so registered                each class is to be registered
            -------------------                ------------------------------
5-3/4% Convertible Subordinated                   New York Stock Exchange
Notes due 2005


Securities to be registered pursuant to Section 12(g) of the Act:

                                      None
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                                (Title of Class)


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ITEM 1.           DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED:
                  The description of the Registrant's 5-3/4% Convertible Subordinated Notes due 2005 (the "Notes"), as included under the caption "Description of Notes" in the Prospectus forming part of the Registrant's Registration Statement on Form S-3 (Registration No. 333-57501), filed with the Securities and Exchange Commission (the "Commission") and declared effective on August 21, 1998, including exhibits, and as may be subsequently amended from time to time (the "Registration Statement"), is hereby incorporated by reference. Capitalized terms used herein and not otherwise defined have the meanings assigned to them in the Registration Statement.


ITEM 2.           EXHIBITS.

1.1 Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 of the Annual Report on Form 10-K for fiscal year ended December 31, 1994).

1.2               Amended and Restated By-laws (incorporated by reference to
                  Exhibit 3.2 of the Annual Report on Form 10-K for fiscal year ended December 31, 1994).

1.3 Form of Class A Stock Certificate (incorporated by reference to Amendment No. 1 to the Registration Statement on Form S-2 (Registration No. 33-29005) filed with the Commission on June 15, 1989).

1.4 Indenture, dated as of March 30, 1998, by and among the Registrant and First Union National Bank, as trustee, with respect to the 5 3/4% Convertible Subordinated Notes due 2005 (incorporated by reference to Exhibit 4.1 of the March 30, 1998 Current Report on Form 8-K).

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                                   SIGNATURES

                  Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                             ALPHARMA INC.



                                             By:    /s/ Jeffrey E. Smith
                                             Name:  Jeffrey E. Smith
                                             Title: Vice President, Finance and
                                                    Chief Financial Officer



Date: October 12, 1998


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